Exhibit 10.4

STOCK OPTION AGREEMENT

FOR NONINCENTIVE STOCK OPTIONS UNDER SECTION 422

OF THE INTERNAL REVENUE CODE

PURSUANT TO THE

JOHN MARSHALL BANCORP, INC.

2015 STOCK INCENTIVE PLAN

STOCK OPTION for a total of _________ shares of Common Stock, par value $0.01 per share, of John Marshall Bancorp, Inc. (the “Company”), which Option does not qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986 as amended, is hereby granted to ______________ (the “Optionee”) at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of, the John Marshall Bancorp, Inc. 2015 Stock Option Plan (the “Plan”), which is incorporated by reference herein, receipt of which is hereby acknowledged, to be effective on _____________, 20____ (the “Date of Grant”).

1.              Option Price. The option price is $________ for each share, being 100% of the fair market value, as determined by the Board of Directors, of the Common Stock on the Date of Grant.

2.              Exercise of Option. This Option shall be exercisable in accordance with provisions of the Plan as follows:

(i)  Schedule of rights to exercise.

Date Becomes First Exercisable	Portion of Total Grant That First Becomes Exercisable

(ii)  Method of Exercise. This Option shall be exercisable by a written notice which shall:

(a)  state the election to exercise the Option, the number of shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his address and social security number (or if more than one, the names, addresses and social security numbers of such persons);

(b)  contain or be accompanied by such representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock as may be satisfactory to the Company’s counsel;

(c)  be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

(d)  be in writing and delivered in person or by certified mail to the Secretary of the Company.

Payment of the purchase price of any shares with respect to which the Option is being exercised shall be maid by certified or bank cashier’s or teller’s check and/or shares of Common Stock.

The certificate or certificates for shares of Common Stock as to which the Options shall be exercised shall be registered in the name of the person or persons exercising the Option and shall contain the following legend:

[“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law. No sale, transfer, pledge, assignment or other disposition of these shares shall be valid unless such transfer (a) is made pursuant to an effective registration statement under the Securities Act and in compliance with any applicable state securities law, or (b) is exempt from the registration requirements of the Securities Act and applicable state securities laws.”]

(iii)            Investment Representations; Restrictions on Exercise; Restrictions on Transfer under Securities Laws. This Option may not be exercised if the issuance of the shares of Common Stock upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee’s exercise of this Option, the Company may require the person exercising this Option to give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that the Optionee will make no transfer of the shares of Common Stock received upon exercise of the Option except (a) pursuant to an effective registration statement under the Securities Act and in compliance with any applicable state securities law, or (b) pursuant to a transaction that is exempt from the registration requirements of the Securities Act and applicable state securities laws. The Optionee acknowledges and agrees that unless the Company shall have registered the shares of Common Stock issuable pursuant to this Award Agreement under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), the shares of Common Stock issuable upon exercise of this Option will constitute “restricted securities” under the Securities Act, and will be subject to restrictions on transfer.

(iv)          Acceleration of Vesting/Exercisability. Notwithstanding the above schedule of rights to exercise, this Option shall be immediately and fully exercisable in the event of (1) the death of the Optionee, (2) the Permanent and Total Disability of Optionee, (3) the occurrence of a Change in Control, (4) an involuntary termination of the Optionee by the Company or any Affiliate other than due to Just Cause [, or (5) a voluntary termination by the Optionee for Good Reason (as “Good Reason” is defined in the employment agreement between the Optionee and the Company dated __________,20___)] (each of the above is a “vesting acceleration event”). The time period for exercising this Option following termination of employment or service is determined under Section 5 of this Agreement.

3.             Withholding. The Optionee hereby agrees that the exercise of the Option or any installment thereof will not be effective, and no shares will become transferable to the Optionee, until the Optionee makes appropriate arrangements with the Company for such tax withholding as may be required of the Company under federal, state, or local law on account of such exercise.

4.             Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5.              Term of Option and Exercisability. This Option may not be exercised more than ten (10) years from the Date of Grant of this Option, as set forth below, and may be exercised during such term only in accordance with the terms of the Plan, including but not limited to Section 8 of the Plan regarding post-termination exercise, and the terms of this Option.

[Signature Block on Next Page]

JOHN MARSHALL BANCORP, INC.

By:
[insert name]
For the Board of Directors

EMPLOYEE

[insert name]